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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT



               Name                               Jurisdiction of Incorporation
               ----                               -----------------------------

     Paisano Publications, Inc.                             California
     Easyriders Franchising, Inc.                           California
     Easyriders Events, Inc.                                California
     Associated Rodeo Riders on Wheels, Inc.                California
     Easyriders of Columbus, Inc.                           Ohio
     Bros Club, Inc.                                        California
     Easyriders Licensing, Inc.                             California
     Newriders, Inc.                                        Nevada